 2017 KBW Community Bank Investor Conference     August 1 , 2017  NASDAQ: FBNK

 Forward Looking Statements  Disclaimer & Forward-Looking StatementsStatements in this document and presented orally at the conference, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers and attendees are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.The Company’s capital strategy includes deployment of excess capital, the success of which efforts cannot be guaranteed.

 Who We Are  Assets: $3.0 billion Loans: $2.7 billion Deposits: $2.2 billionCapital: $269 millionBranches: 24Headquarters: Farmington, ConnecticutNASDAQ: FBNK  A Community Bank in central Connecticut and western Massachusetts which has consistently delivered strong organic loan growth with a focus on increasing earnings and building long-term shareholder value.  As of June 30, 2017

 Franchise Overview   24 full service branch offices2 lending centers1 future branch opening    Farmington Bank, founded in 1851, a wholly owned subsidiary of First Connecticut Bancorp110 miles to Boston120 miles to New York City                                                      Number 1 SBA Lender in CTNumber 1 Lender to Women Owned Business    Boston  Hartford  Springfield  New Haven   Fairfield  Litchfield  Windham  Tolland          New York City  MASSACHUSETTS  CONNECTICUT  RHODE ISLAND

 Connecticut Marketplace  Focus on Fundamentals    Source: SNL 2017 data  Population - 29th largest in the US at 3.6 millionMedian Income - 5th highest at $73,400Bank & Thrift Deposits (2016 data) - 24th highest at $129.2 billionHouseholds - 1,379,979Median Age - 40.8

 Strategic Direction  Prudent controlled growth – Commercial focusDeposits – growing footprint with diversification in depositsBalance sheet management Asset sensitive balance sheetOperational efficiencyCapital managementAsset qualityBuilding shareholder value

 Q2 Highlights  Efficiency ratio of 66.31%Return on Average Assets of 0.68%Return on Equity of 7.43%Dividend increase of $0.01Continued core deposit growth Tangible Book Value increased to $16.86Core noninterest expense to average assets of 2.12% Net interest income of $19.8 million, an increase of $573,000Organic loan growth increased to $2.7 billion, an increase of $59.7 million

 Strong Capital Structure   Common shares outstanding: 15,942,614Market capitalization: $408.9 millionTangible book value per share: $16.86Repurchased 2,863,527 shares of FBNK stock (since IPO 6/29/11) at an average cost of $14.38  As of June 30, 2017 unless otherwise noted.

 Outstanding Credit Quality  Strong credit cultureRobust portfolio monitoring

 Solid Loan Growth  $ millions  As of June 30, 2017 | *annualized     Growth Rate  17.5%  10.4%  7.9%  9.3%*  18.4%

 Diversified Loan Portfolio  As of June 30, 2017    Commercial 57%Residential 36%Consumer 7% 100%

 Commercial Loan Growth  $ millions | *annualized  Growth Rate  27.3%  17.4%  8.7%*  17.9%  10.0%  Highly experienced and credit trained lenders Middle market commercial lending focusCommunity based, relationship focused lenders with responsive, local decision making

 Investment CRE Concentration  Disciplined deal selection and underwritingStrong monitoring including semi-annual stress testingMinimal commercial construction exposure (3.7% of Investment CRE portfolio)*Strong portfolio credit metricsGeographic diversification within portfolio  $ millions | *Construction outstandings are included in the loan categories above | As of June 30, 2017

 Total Deposit Growth  1,178 net new checking accounts in Q2  $ millions As of June 30, 2017  Includes repurchased liabilities & excludes mortgagors escrow accounts | *annualized   Growth Rate  14.0%  13.8%  10.3%  4.2%*  12.9%

 Diversified Deposit Base    As of June 30, 2017  Includes repurchased liabilities & excludes mortgagors escrow accounts  Favorable deposit mix of core deposits and municipal deposits

 ROA, ROE & EPS

 Controlled Expenses

 Efficiency Ratio

 Dividends

 Financial Highlights

 Financial Highlights

 Why First Connecticut?  Attractive growing franchise in central CT and western MAIncreasing EPS while growing organicallyTrack record of building Tangible Book ValueHistory of solid execution of Strategic PlanCapital deployment through organic growth, dividends & share buybacks Scalable platform built for long-term growthStrong capital positionSolid asset qualityRobust enterprise risk management programAsset sensitive balance sheet

 Appendix  Supplemental Information

 Select Financial Data  Statement of Income 2013 – 2Q 2017   $ thousands

 Select Financial Data  Statement of Income Rolling Five Quarters   $ thousands

 Select Financial Data  Selected Annual Financial Data   $ millions

 Select Financial Data  Selected Annual Financial Data   $ thousands except share amounts

 Select Financial Data  Reconciliation of Non-GAAP Financial Measures  $ thousands

 Select Financial Data  Quarterly Net Interest Income and Core Revenue*  Annual Net Interest Income and Core Revenue*  $ millions  *Excludes prepayment penalty fees, net gain on sales of investments and Bank-owned life insurance proceeds.

 Select Financial Data  Annual Average Earning Assets and NIM  Quarterly Average Earning Assets and NIM  $ billions

 Asset Sensitivity  As of June 30, 2017

 Residential Loan Growth   $ millions | *annualized

 Residential Portfolio Composition  Fixed  Variable  $ thousands

 Consumer Loan Growth   $ millions | *annualized

 Asset Quality Metrics  Non-Performing Loans / Total Loans  Loan Loss Reserves / Non-Accrual Loans

 Asset Quality Metrics  Loan Loss Reserves / Total Loans  Net Charge-Offs / Average Net Loans  *annualized

 Deposit Market Share   Source: SNL Financial* includes limited service branchesNote: Deposit data as of 6/30/2016; Pro forma for pending and recently completed transactions

 Consumer Checking Growth   $ thousands

 Business Checking Growth     $ thousands

 De Novo Branch Growth   Total Deposit Growth   Total Checking Balances   # Checking Accounts (Cons. & Bus.)  # Branch Growth  $ millions

 Leadership Team  Name  Title  Years in Industry  Prior Experience          John J. Patrick, Jr.  Chairman, President and Chief Executive Officer  37  TD Banknorth CT, President and CEO  Gregory A. White  Executive Vice President, Chief Financial Officer and Treasurer  30  Rockville Bank, Chief Financial Officer and Treasurer  Michael T. Schweighoffer  Executive Vice President, Chief Lending Officer  29  TD Banknorth, CT State President  Kenneth F. Burns  Executive Vice President, Director of Retail Banking & Marketing  28  Eagle Bank - EVP, Retail Banking & Marketing  Catherine M. Burns  Executive Vice President,Chief Risk Officer  36  TD Banknorth, Head of Community BankingCommercial Lending; Credit Manager

 Corporate Contacts  John J. Patrick, Jr. Chairman, President and Chief Executive OfficerGregory A. White Executive Vice President, Chief Financial OfficerInvestor Information:Jennifer H. Daukas Vice President, Investor Relations Officer 860-284-6359 or jdaukas@farmingtonbankct.com